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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-58215, 333-48018 and 333-64042) of Aurora Foods Inc. of our report dated February 25, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
St. Louis, Missouri
March 26, 2003